UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2013

SAVIENT PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15313	13-3033811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Boulevard Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 418-9300

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

As previously announced, on October 14, 2013, Savient Pharmaceuticals, Inc. (the “Company”) and its subsidiary, Savient Pharma Holdings, Inc. (collectively, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

On October 29, 2013, the Debtors filed their initial monthly operating report (the “Initial Monthly Operating Report”) with the Bankruptcy Court, which report was filed as an exhibit to the Company’s Current Report on Form 8-K filed October 30, 2013. On November 5, 2013, the Debtors filed a supplement to the Initial Monthly Operating Report (the “Supplement to the Initial Monthly Operating Report”) with the Bankruptcy Court to provide the certificate of insurance regarding the Debtors’ directors and officers liability insurance coverage. The Supplement to the Initial Monthly Operating Report is attached hereto as Exhibit 99.1.

Cautionary Statement Regarding the Initial Monthly Operating Report

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Initial Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Initial Monthly Operating Report is limited in scope and has been prepared solely for the purpose of complying with requirements of the Bankruptcy Court. The Initial Monthly Operating Report was not reviewed by independent accountants, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustment. The financial information in the Initial Monthly Operating Report is not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and, therefore, may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosures. The Initial Monthly Operating Report also relates to periods which are different from the historical periods required in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 hereto (collectively, this “Current Report”) may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. We often use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions to identify forward-looking statements. All statements contained in this Current Report that are not statements of historical fact and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this Current Report should be considered forward-looking statements. Actual results or events could differ materially from those indicated in forward-looking statements as a result of risks and uncertainties, including, among others, the potential adverse impact of the Chapter 11 filings on our liquidity or results of operations, changes in our ability to meet financial obligations during the Chapter 11 process or to maintain contracts that are critical to our operations, the outcome or timing of the Chapter 11 process and the related proposed asset sale (including the occurrence or likelihood of an auction), the effect of the Chapter 11 filings or related proposed asset sale on our relationships with third parties, regulatory authorities and employees, proceedings that may be brought by third parties in connection with the Chapter 11 process or the related proposed asset sale, Bankruptcy Court approval or other conditions to the related proposed asset sale, and the timing or amount of any distributions to the Company’s stakeholders. Many of such factors relate to events and circumstances that are beyond the Company’s control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this Current Report.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing. The filing of this current report (including Exhibit 99.1 attached hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely by Regulation FD.

Additional Information regarding the Chapter 11 Case

Additional information regarding the Company’s Chapter 11 case is available at www.gcginc.com/cases/svnt. This link is provided for convenience only. Such information shall not be deemed to be incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

99.1	Supplement to Initial Monthly Operating Report, dated November 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVIENT PHARMACEUTICALS, INC.

Date: November 6, 2013	By:	/s/ Philip K. Yachmetz
	Name:	Philip K. Yachmetz
	Title:	Co-President and Chief Business Officer

INDEX TO EXHIBITS

Exhibit
No.	Description

99.1	Supplement to Initial Monthly Operating Report, dated November 5, 2013.